UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Financial Institutions, Inc.

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NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS
April 1, 2011
DEAR SHAREHOLDERS:
The Annual Meeting of Shareholders of Financial Institutions, Inc. (the “Company”) will be held at the Company’s offices at 220 Liberty Street, Warsaw, New York 14569 on Wednesday, May 4, 2011, at 10:00 a.m. (the “Annual Meeting”) for the following purposes:
1.	Election of Directors. To elect four Directors, each to serve a three-year term;

2.	Proposal for Advisory, Non-Binding Approval of Executive Compensation. To consider and approve the compensation of the Company’s Named Executive Officers; and

3.	Other Business. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
The Board of Directors has fixed the close of business of March 7, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.
It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend. You may vote by mail, telephone or Internet. Further instructions are contained on the enclosed proxy ballot card.
Thank you for your cooperation and continuing support.
On behalf of the Board of Directors,

Peter G. Humphrey	John E. Benjamin
President and Chief Executive Officer	Chairman of the Board

PROXY STATEMENT
GENERAL VOTING INFORMATION
This Proxy Statement is furnished in connection with solicitation of proxies on behalf of the Board of Directors of Financial Institutions, Inc. (the “Company,” “we,” “our,” or “us”)) for the Annual Meeting of Shareholders to be held at 10:00 am on May 4, 2011 at the Company’s principal executive office (the “Meeting”).
Our principal executive office is located at 220 Liberty Street, Warsaw, New York 14569. The main telephone number for the Company is (585) 786-1100.
The close of business of March 7, 2011 has been fixed as the record date for determination of the shareholders entitled to notice of, and to vote at, the Meeting. On that date there were outstanding and entitled to vote 10,979,715 shares of our common stock, each of which is entitled to one vote on each matter at the Meeting. The approximate date on which this Proxy Statement and the enclosed proxy card are being sent to shareholders is April 1, 2011.
Shareholders of record may vote by telephone, internet or mail. The toll-free telephone number and Internet web site are listed on the enclosed proxy. If you vote by telephone or the internet you do not need to return your proxy card. If you choose to vote by mail, please mark the ballot boxes, date and sign the proxy card, and then return it in the enclosed envelope (no postage is necessary if being mailed within the United States). If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Each proxy submitted will be voted at the meeting in accordance with the choices specified thereon and, if no choices are specified on the signed proxy, will be voted for the election of Directors as set forth in this proxy statement, and for approval of the executive compensation proposal, and in the discretion of the persons named in the proxy with respect to any other matters which may come before the meeting. A shareholder giving a proxy has the right to revoke it at any time before it has been voted by (i) giving written notice to that effect to the Company’s Corporate Secretary, (ii) executing and delivering a proxy bearing a later date which is voted at the meeting, or (iii) attending and voting in person at the meeting.
Your Vote is Important
If your shares are held in the name of a broker, bank or other holder of record, it is critical that you cast your vote if you want it to count in the election of directors and the proposal regarding the compensation of the Company’s Named Executive Officers (although this vote is non-binding as explained in more detail on page 29 of this proxy statement). In the past, if you held your shares in the name of a broker, bank or other holder of record and you did not indicate how you wanted your shares voted, your bank or broker was permitted to vote such shares on your behalf as they deemed appropriate.
Recent regulatory changes were made to eliminate the ability of your bank or broker to vote your uninstructed shares in the election of directors or the proposal regarding the compensation of the Company’s Named Executive Officers on a discretionary basis. Thus, if you hold your shares in the name of a broker, bank or other holder of record and do not instruct your bank or broker how to vote in the election of directors or the proposal regarding executive compensation, no votes will be cast on your behalf. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the meeting.
PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes, one of which is elected at each annual meeting of shareholders for a term of three years and until their successors have been elected and qualified. The Board of Directors has nominated four persons for election as Directors for the terms indicated in the following table. The Board of Directors believes that the nominees will be available and able to serve as Directors, but, if for any reason any of them should not be, the persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board of Directors. The holders of a majority of the outstanding shares of our common stock are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. Directors are elected by a plurality of the votes cast. Proxies indicating abstentions are counted as present for quorum purposes but are not counted for or against the election of Directors or the non-binding proposal regarding the compensation for our Named Executive Officers. Our By-laws govern the methods for counting votes and vest this responsibility in the Inspectors of Election appointed to perform this function.
The Board of Directors currently consists of ten members with four Directors whose terms are expiring and being nominated for re-election. The Board believes that the many years of service that our Directors have at the Company and Five Star Bank (the “Bank”) is one of the Directors’ most important qualifications for service on our Board. This service has given them extensive knowledge of the banking business and our Company. Each outside Director also brings special skills, experience and expertise to the Board as a result of their other business activities and associations. The business experience of each Director of the Company for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each Director that supports his or her service as a Director are set forth below. Unless otherwise specified, each Director of the Company has also been a Director of the Bank since 2005.

Name	Age	Position(s) Held	Director Since	Term Expires

DIRECTOR NOMINEES

John E. Benjamin	69	Chairman of the Board	2002	2011
Barton P. Dambra	69	Director	1993	2011
Susan R. Holliday	55	Director	2002	2011
Peter G. Humphrey	56	President and Chief Executive Officer	1983	2011

DIRECTORS CONTINUING IN OFFICE

Karl V. Anderson, Jr.	64	Director	2006	2012
Samuel M. Gullo	62	Director	2000	2013
Erland E. Kailbourne	69	Director	2005	2012
Robert N. Latella	68	Director	2005	2012
James L. Robinson	68	Director	2007	2013
James H. Wyckoff	59	Director	1985	2013
Business Experience and Qualification of Directors
Information concerning the four nominees whose terms are expiring in 2011 is listed below.
John E. Benjamin has been President of Three Rivers Development Corporation, a not-for-profit business for the public and private economic development of businesses and government in the greater Corning, New York area, since 1981. He was appointed Chairman of the Board in May 2010, served as Vice Chairman of the Board since May 2009 and served as a Director of Bath National Bank until its merger with the Bank in 2005. Mr. Benjamin’s three decades of experience in economic development in the geographic region in which we compete provides our board of directors with valuable insight into the economic environment in the markets we serve. In addition, Mr. Benjamin’s perspective into the corporate governance practices at a broad range of companies is valuable to us in his role as Chairman of the Board.
Barton P. Dambra has been the President of Markin Tubing LP, a manufacturer of steel tubing with worldwide sales since 1978. He previously served as a Director of National Bank of Geneva until its merger with the Bank in 2005. The board of directors benefits from Mr. Dambra’s business acumen gleaned from over three decades of business leadership as President of Markin Tubing. Mr. Dambra’s experience leading a manufacturing company in our geographic region provides insight into the banking needs of the businesses in the geographic areas we serve. Mr. Dambra’s extensive financial and accounting expertise is utilized in his role as one of our audit committee financial experts.
Susan R. Holliday has been the President and Publisher of the Rochester Business Journal, Inc., a business newspaper in the western New York area since 1988. Mrs. Holliday’s business experiences and relationships in the Rochester, New York area serve the Company well in the markets it serves. Ms. Holliday’s decades of experience leading a business newspaper gives her insight into new and emerging business practices that are valuable to the board of directors. In particular, her exposure to corporate governance and executive compensation best practices across different industries are valuable to us in her role as Chair of our Management Development and Compensation Committee.
Peter G. Humphrey has been President and Chief Executive Officer of the Company since 1994 and the Bank since 2005. He previously served as the Company’s Chairman of the Board from 2001 until 2006. He has been a Director of Five Star Investment Services, Inc., the Company’s broker-dealer subsidiary, since 1999, serving as its Chairman from 1999 until 2006. He previously served as Chairman of the Board and Director of Wyoming County Bank, National Bank of Geneva and Bath National Bank until their merger with and into the Bank in 2005. From 2002 to 2005 he also served as a Director of Burke Group, Inc., an employee benefits and compensation consulting firm subsidiary sold by the Bank in 2005. He currently serves as a Director on the Board’s of the New York Bankers Association and the New York State Banking Department. He was also a Director of the Buffalo Branch of the Federal Reserve Bank of New York from 2001 to 2006. The attributes, skills and qualifications Mr. Humphrey has developed through his banking background, professional experiences as a business leader, as well as his knowledge and experience as director of the Bank and the Company, enable him to provide continued banking and business expertise to the Board. Mr. Humphrey’s 16 years of experience as our President and Chief Executive Officer, his 27 years of service on the board of directors, and his deep knowledge of the banking industry provides valuable insight to our board of directors.

The Board of Directors unanimously recommends that the shareholders elect the nominees, John E. Benjamin, Barton P. Dambra, Susan R. Holliday and Peter G. Humphrey, and, accordingly, recommends that you vote FOR ALL NOMINEES.
The business experiences, occupations and qualifications about the Directors continuing in office follow.
Karl V. Anderson, Jr. has had a Practice of Law since 1972 and also held the position of President and CEO of Bank of Avoca from 1981 to 2002. Has been a Director of the Company and Bank since 2006. He previously served as Director of National Bank of Geneva and Bath National Bank until their merger with and into the Bank in 2005. Mr. Anderson’s 30 years of experience in the banking industry provides him with valuable insight and perspective into our operations, which greatly enriches the decision making of the board of directors. In addition, Mr. Anderson’s extensive financial and risk assessment experience are utilized in his committee assignments.
Samuel M. Gullo has owned and operated a retail furniture sales business, Family Furniture, since 1976. He previously served as Director of Wyoming County Bank until its merger into the Bank in 2005. He was the CEO of American Classic Outfitters, Inc., an apparel manufacturer, from 2002 to 2009. The board of directors benefits from Mr. Gullo’s extensive business experience in the retail and real estate development industries in the geographic markets we serve. Mr. Gullo’s experience leading retail and real estate development companies in our geographic region provides the board of directors with a unique perspective that assists us in our marketing initiatives.
Erland E. Kailbourne served as Chairman and interim Chief Executive Officer of Adelphia Communications Corp. from May 2002 until March 2003 (Adelphia filed a petition under Chapter 11 of the United States Bankruptcy Code in 2002.) He retired as Chairman and Chief Executive Officer (New York Region) of Fleet National Bank, a banking subsidiary of Fleet Financial Group, Inc., in 1998. He was Chairman and Chief Executive Officer of Fleet Bank, also a banking subsidiary of Fleet Financial Group, Inc., from 1993 until its merger into Fleet National Bank in 1997. Mr. Kailbourne was also a member of New York State Banking Department Board from 1999 to 2006. Mr. Kailbourne served as Chairman of the Board of the Company and the Bank from 2006 until May 2010. He currently serves as Chairman of the Board of Albany International, Corp., a global advanced textiles and materials processing company. He is a Director of the New York ISO, Rand Capital Corporation, Allegany Co-op Insurance Company, and the Farash Corporation. Mr. Kailbourne’s extensive knowledge and experience of business strategy, business development, corporate governance and leadership development gained from years of service as a director of multiple public and private companies and governmental entities greatly benefits the board of directors and enables him to make valuable contributions in his role as Chairman of the Executive, Nominating and Governance Committee.
Robert N. Latella has been Counsel and attorney with the law firm of Hiscock & Barclay, LLP since 2009 and was previously a partner with the law firm of Hiscock & Barclay, LLP from 2004 to 2009. Since 2009 Mr. Latella has served as the Chief Operating Officer of Integrated Nano-Technologies, LLC, a developer of field portable diagnostic systems to identify virus and bacterial pathogens. Mr. Latella’s extensive legal and operational experience, and his expertise in corporate governance and strategic planning, provides him with a depth and breadth of experience that enhances our ability to navigate legal and strategic issues. Mr. Latella’s exposure to corporate governance and executive compensation best practices as an expert advising a wide variety of companies across different industries also enables him to make valuable contributions to our board of directors with respect to these matters.
James L. Robinson served as President, CEO and Treasurer of Olean Wholesale Grocery Cooperative, Inc., and its subsidiaries from 1977 to 2005. Has been a Director of the Company and the Bank since 2007, and previously served as Director of First Tier Bank & Trust until its merger with the Bank in 2005. The board of directors’ benefits from Mr. Robinson’s financial and management expertise gained from nearly three decades as President, Chief Executive Officer and Treasurer of Olean Wholesale Grocery Cooperative, Inc. Mr. Robinson’s extensive financial and accounting expertise is utilized in his role as one of our audit committee financial experts.
James H. Wyckoff has been a faculty member of the Curry School of Education at the University of Virginia since 2008 and a Director of the Center on Educational Policy and Workforce Competitiveness at the University of Virginia since 2010. Dr. Wyckoff was previously University Professor with the Departments of Public Administration and Economics at State University of New York Albany from 1986 through 2007. He previously served as Director of National Bank of Geneva until its merger with the Bank in 2005. Dr. Wyckoff has extensive economic and public policy expertise gained from over two decades of researching, writing and teaching on such subjects that provides him with a perspective that is valuable to our board of directors.

CORPORATE GOVERNANCE INFORMATION
Board Leadership Structure
The Board of Directors believes that effective corporate governance is best accomplished if the roles of Chairman of the Board and Chief Executive Officer are separated. The Board of Directors believes that separating these two positions allows each person to focus on their individual responsibilities, which is essential in the current business and economic environment. Under this structure, our Chief Executive Officer can focus his attention on the day-to-day operations and performance of the Company and implementing our long-term strategic plans. At the same time, our non-executive Chairman of the Board can focus his attention on long-term strategic issues, setting the agenda for, and presiding at, Board meetings, working collaboratively with our other Board members, and providing insight and guidance to our Chief Executive Officer.
We separated the roles of Chairman of the Board and Chief Executive Officer in 2006 and although we believe that the separation of the roles of Chairman of the Board and Chief Executive Officer is appropriate in the current environment, our board leadership structure may change in the future as our business and industry, and corporate governance practices more generally, evolve.
The Board Vice Chairman’s position was created at the Annual Board Meeting in May 2009, and was filled by Mr. Benjamin. By selecting a Vice Chairman in 2009 the Company created a position by which a Director would have the opportunity to work with the current Chairman and the Company’s Chief Executive Officer both of who have extensive banking experience. This allowed for an appropriate transition and succession to the Chairman’s position, which occurred in May 2010 as Mr. Benjamin was named Chairman of the Board. The Board Vice Chairman position is currently not filled but will remain open contingent upon the needs of the Board at any point in time.
Board of Director’s Role in Risk Oversight
The Board of Directors is actively engaged in the oversight of risks that could affect the Company. This oversight is conducted primarily through the Company’s Board committees. The Company’s Risk Oversight Committee has oversight of the Company’s credit risk, investment risk, liquidity risk, interest rate risk, operational risk and legal and compliance risk. The Company’s Audit Committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes. Our Management Development and Compensation Committee focuses on the risks arising from the Company’s compensation policies and programs and, in particular, the Company’s executive compensation programs and policies.
Board Independence
Based on recommendations made by the Executive, Nominating and Governance Committee, the Board of Directors has determined that all current directors are “independent” under NASDAQ rules, except Peter G. Humphrey, the President and Chief Executive Officer. Relationships described in the section titled “Certain Relationships and Related Party Transactions” were taken into consideration when determining this status.
Board Meetings
In 2010, the Board of Directors held fourteen meetings. All Directors attended more than 75% of the Board meetings and the meetings of Committees on which they serve. There is no required attendance policy with respect to the Annual Meeting of Shareholders however all of the directors did attend the 2010 Annual Meeting.
Communications with the Board of Directors
Shareholders may communicate with the Board of Directors or any individual Director by sending such communication to the attention of the Company’s Corporate Secretary at our principal executive offices, who will forward all such communication to the Board or the individual Directors.
BOARD COMMITTEES
The Board of Directors has established the following four standing committees: Audit; Management Development and Compensation; Executive, Nominating and Governance; and Risk Oversight. All the committees function under written charters that outline the respective authority, membership, meetings, duties and responsibilities. These committee charters may be viewed by accessing the Governance Documents subsection of the Corporate Overview section under the Investor Relations tab on the our website (www.fiiwarsaw.com). The Company has a written Code of Business Conduct and Ethics policy to assist its Directors, officers, and employees in adhering to their ethical and legal responsibilities. Additionally the Company has a Code of Ethics for its CEO, CFO and Senior Financial Officers that prescribes the corporate governance employed in the finance area. The current versions of these policies may be viewed by accessing the Governance Documents subsection of the Corporate Overview section under the the Investor Relations tab on our website under the Corporate Overview Governance Documents section (www.fiiwarsaw.com).
The Board of Directors of the Company also serves as the Board of Directors of its wholly-owned subsidiary, Five Star Bank, and the compensation, risk oversight, audit and governance functions of the Five Star Bank Board are delegated to the appropriate committees of the Company’s Board.

Audit Committee
The Audit Committee engages and reviews the general scope of the audit conducted by our independent auditors and matters relating to our financial reporting, internal control systems and credit quality. In performing its function, the Audit Committee meets separately with representatives of the independent auditors, internal auditors and senior management. In 2010, the Audit Committee held eight meetings. The Audit Committee members are Chairman James L. Robinson, Karl V. Anderson, Jr., Barton P. Dambra, and Samuel M. Gullo. Mr. Robinson and Mr. Dambra are the committee’s “audit committee financial experts” as defined by Securities and Exchange Commission rules. All committee members are “independent” as defined in Securities and Exchange Commission and NASDAQ rules applicable to audit committees.
Management Development and Compensation Committee
The Management Development and Compensation (“MD&C”) Committee is responsible for establishing the performance goals and objectives, evaluating the performance, and recommending and approving all components of compensation for the Company’s CEO. The Committee is responsible for oversight of performance, compensation, benefit plans, and succession plans for senior and executive management. The MD&C Committee also reviews and makes recommendations to the full Board with regard to compensation of Directors. The MD&C Committee also reviews the risks arising from the Company’s compensation policies and programs and issues a report of its review which is included on page 22 of this proxy statement. All committee members are “independent” under NASDAQ rules and required by its charter to meet at least three times annually. The MD&C Committee members are Susan R. Holliday, Chair, Samuel M. Gullo, Erland E. Kailbourne and Robert N. Latella. In 2010, the MD&C Committee held five meetings.
Executive, Nominating and Governance Committee
The Executive, Nominating and Governance (“ENG”) Committee is charged with assisting the Board of Directors with strategic planning, in identifying qualified individuals to become Directors, determining membership on Board committees and addressing corporate governance issues. The Committee members are Erland E. Kailbourne, Chairman, Susan R. Holliday, Robert N. Latella, James L. Robinson and James H. Wyckoff. All committee members are considered “independent” under NASDAQ rules. In 2010, the ENG Committee held five meetings.
The ENG Committee will consider recommendations for nominations made by shareholders. Such recommendations should be sent to the attention of our corporate secretary at our principal executive offices. The consideration process will include, but not be limited to, determining (i) whether the nominee would be “independent”, and (ii) whether the nominee fits the Board’s then current needs for diversity, geographic distribution and professional expertise. The ENG Committee seeks directors from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. In addition, our Corporate Governance Policy tasks the ENG Committee with composing a board of directors that reflects diverse gender, race and geographic backgrounds. The ENG Committee implements this policy through discussions among committee members and assesses its effectiveness annually as part of the self-evaluation process of the ENG Committee. The ENG Committee will evaluate all nominees on the same basis, provided that current Directors may be evaluated solely on the basis of their record of performance as a Director of the Company.
Risk Oversight Committee
The Risk Oversight Committee is responsible for assisting the Board in establishing prudent levels of risk consistent with the Company’s strategic objectives, and in reviewing the Company’s risk management framework and processes, including the significant policies, procedures, and practices employed to identify, measure, monitor and control the Company’s risk profile. The committee meets with the Chief Risk Officer at least on a quarterly basis, and reports to the Board on various levels of risk associated with the approved business and financial plans of the Company relative to credit risk, investment risk, liquidity risk, interest rate risk, operational risk, and legal and compliance risk. In 2010, the Risk Oversight Committee held four meetings. The committee members are Robert N. Latella, Chairman, Susan R. Holliday, Karl V. Anderson, Jr., and Barton P. Dambra. All committee members are “independent” under NASDAQ rules.

AUDIT COMMITTEE REPORT
Our Audit Committee assists the Board of Directors in its general oversight of financial reporting process, internal controls and audit functions.
Management is responsible for our internal controls and financial reporting process. Our independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for performing an independent audit of (i) our consolidated financial statements and (ii) the effectiveness of our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee the financial reporting and audit processes.
In connection with these responsibilities, our Audit Committee met with management and the independent accountants and reviewed and discussed our December 31, 2010 consolidated financial statements. The Audit Committee also discussed with the independent accountants matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Oversight Board in Rule 3200T. The Audit Committee received written disclosures and the letter from the independent accountants required by the applicable sections of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee, concerning independence, and discussed with the independent accountant the independent accountant’s independence after considering the compatibility of non-audit services with KPMG’s independence.
Based upon the Audit Committee’s discussions with management and the independent accountants, and its review of the information described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010, to be filed with the Securities and Exchange Commission.
THE AUDIT COMMITTEE
James L. Robinson, Chairman
Barton P. Dambra
Karl V. Anderson, Jr.
Samuel M. Gullo

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG LLP has served as our independent registered public accounting firm since 1995. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Audit Fees
Fees paid or payable to KPMG for professional services rendered in connection with (i) the audit of our consolidated financial statements included in Form 10-K, (ii) the audit of the effectiveness of our internal controls over financial reporting, and (iii) the limited reviews of the interim consolidated financial statements included in Forms 10-Qs were $331,000 for each of the fiscal years ended December 31, 2010 and December 31, 2009.
Audit Related Fees
Audit related fees consist of services rendered in connection with the audits of our broker-dealer subsidiary’s financial statements and regulatory compliance procedures. These fees were $18,000 for the fiscal year ended December 31, 2010 and $45,400 for the fiscal year ended December 31, 2009.
Tax Fees
Aggregate fees for tax compliance and advisory services for the fiscal year ended December 31, 2010 were $53,440 and $44,800 for the fiscal year ended December 31, 2009.
All Other Fees
No additional fees other than those reported as audit fees, audit related fees and tax fees were paid or payable to KPMG for the fiscal years ended December 31, 2010 and December 31, 2009.
Pre-Approval Policy
Procedures have been adopted that require Audit Committee pre-approval of all permissible services to be performed by the independent accountant, including the fees and other compensation to be paid to the independent accountant, with the exception of certain routine additional professional services that may be performed at the request of management without pre-approval. The additional professional services include tax assistance, research and compliance, assistance researching accounting literature, and assistance in due diligence activities. The engagement letter entered into with the independent accountants for tax compliance services and tax consulting services stated such services would not exceed $10,000 per quarter and that a listing of the additional services would be provided to the Audit Committee at their next meeting.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis, which we refer to as CD&A, provides detail about the compensation programs for our executive officers named in the Summary Compensation Table and referred to in this CD&A and in the subsequent tables as our named executive officers. These named executive officers are: Peter G. Humphrey, our President and Chief Executive Officer; Karl F. Krebs, our Executive Vice President and Chief Financial Officer; Richard J. Harrison, our Executive Vice President and Senior Retail Lending Administrator, John J. Witkowski, our Executive Vice President and Retail Banking Executive; George D. Hagi, our Executive Vice President and Chief Risk Officer and Martin K. Birmingham, our Executive Vice President and Commercial Banking Executive. We elected to include six, instead of five, named executive officers because Mr. Harrison, Mr. Witkowski, Mr. Hagi and Mr. Birmingham have similar total compensation and similar job responsibilities as Executive Vice Presidents.
This CD&A includes the philosophy and objectives of the Management, Development & Compensation Committee of our Board of Directors, which we refer to as the MD&C Committee, descriptions of each of the elements of our executive compensation programs and the basis for the compensation earned by our named executive officers during 2010.
Executive Summary
Despite the economic crisis that dramatically impacted the profitability and overall performance of financial institutions during 2008 and 2009, we entered 2010 well positioned to exploit an improved economic environment. Through the skillful efforts of our Board, executive team and dedicated employees, we unlocked the potential of and grew our community banking franchise. We experienced significant improvements in our profitability and financial performance during 2010:
•	Stock price growth of 61% to $18.97 per share at the close of business December 31, 2010, as compared to $11.78 per share at the close of business December 31, 2009;

•	Diluted earnings per share (EPS) growth in 2010 of 63% over 2009, to $1.61 per share from $.99 per share in 2009;

•	Improved our efficiency ratio by approximately 8%, to 60.36% in 2010 from 65.52% in 2009;

•	Increased our Tier 1 leverage ratio and Tier 1 risk based capital ratio over 3% to 8.31% and 12.34%, respectively, as compared to 2009;

•	Improved our ratio of non-performing assets/total assets by 22% to 0.40% at December 31, 2010, from 0.51% at December 31, 2009.
Our improved profitability and financial performance influenced our compensation decisions during 2010. During 2010, the long-term incentive awards for Mr. Humphrey and our other named executive officers, were determined by the results of certain financial performance measures selected by our MD&C Committee, which were earnings per share, which we refer to as EPS, non-performing assets/total assets and efficiency ratio. Mr. Humphrey’s annual cash incentive award and 75% of the annual cash incentive awards for our other named executive officers were also determined by these performance measures. Such performance-based compensation accounted for nearly 33% of our named executive officers’ 2010 total compensation and would have accounted for more if we were not subject to the executive compensation restrictions imposed on participants in the Treasury Department’s Troubled Asset Relief Program, which we refer to as TARP. If we were not subject to TARP restrictions, performance-based compensation would have accounted for, on average, 62.39% of our named executive officers’ 2010 total compensation.
During 2010, we implemented or revised the following executive compensation policies and practices that impacted all of our executive officers:
•	Approved new stock ownership requirements for all our executive officers and directors;

•	In addition to EPS, we added two new performance measures, non-performing assets/total assets and efficiency ratio, to our annual cash incentive plan and long-term equity-based incentive plan; and

•	Established a new peer group used for executive compensation plan analysis.
In January 2011, we approved a clawback provision which requires our named executive officers and certain employees to return compensation they received from us in the event that the amount was determined based on materially inaccurate financial information. This provision has been incorporated into all of our incentive compensation plan documents and award agreements.

In December 2008, we issued preferred shares to the Treasury Department pursuant to the Treasury Department’s Capital Purchase Program, which we refer to as the CPP. As a participant in the CPP, we are subject to the Emergency Economic Stabilization Act of 2008, which we refer to as EESA, and the Interim Final Rule on TARP Standards for Compensation and Corporate Governance, which we refer to as the Interim Final Rule, issued by the U.S. Treasury Department in June 2009 under the American Recovery and Reinvestment Act of 2009, which we refer to as the ARRA.
For our senior executive officers, who are also the same persons as our named executive officers, the Interim Final Rule prohibits or limits certain components of our executive compensation program, including:
•	Payment or accrual of annual and long-term incentive compensation, other than long-term restricted shares subject to certain limitations;

•	Granting of stock options;

•	Certain retirement benefits; and

•	Potential payments upon termination of employment or change of control (severance payments) that the executive officers or covered employees might otherwise have been eligible to receive.
As a result, the primary means remaining available to us for compensating our named executive officers covered by the Interim Final Rule are limited to cash salary and, on a limited basis, ARRA-compliant grants of restricted stock. The MD&C Committee made significant efforts in 2010 to determine how best to continue to meet the objectives of our executive compensation program within the context of these limitations.
In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which we refer to as Dodd-Frank, was passed into law. Certain provisions of Dodd-Frank will be phased in over time, while other provisions are effective immediately. These provisions will impact both our operations and our executive compensation programs. Our Board of Directors and management are committed to compliance with Dodd-Frank and the ARRA. We have taken the appropriate actions to conform our compensation programs to such regulatory provisions including say-on-pay, compensation committee independence, implementation of clawback agreements and improvements to our incentive compensation structure. Our compensation philosophy remains focused on rewarding our employees for continued performance excellence, while never losing sight of the relationship and alignment of compensation with the interests of our shareholders.
Compensation Philosophy and Objectives
The MD&C Committee believes that executive compensation should be directly linked to continuous improvements in corporate performance. The primary objective of our executive compensation program is to maintain a program that will fairly compensate our executives, attract and retain qualified executives who are able to contribute to our long-term success, encourage performance consistent with clearly defined corporate goals, and align our executives’ long-term interests with those of our shareholders. To this end, our executive compensation program is designed to:
•	Drive performance relative to our financial goals, balancing short-term operational objectives with long-term strategic goals;

•	Align executives’ long-term interests with those of our shareholders by placing a portion of total compensation at risk, contingent on our performance;

•	Attract and retain the highly-qualified executives needed to achieve our financial goals, and maintain a stable executive management group;

•	Deliver compensation to our executive officers in an effective and cost-effective manner; and

•	Allow flexibility in responding to changing laws, accounting standards, and business needs and the constraints and dynamic conditions in the markets in which we do business.

The MD&C Committee
We have a standing MD&C Committee which operates pursuant to a charter that has been approved by our Board of Directors. Each member of the MD&C Committee is independent as defined under applicable NASDAQ rules.
The MD&C Committee performs the following duties pursuant to its charter:
•	Establishes the performance goals and objectives of our President and Chief Executive Officer, which we refer to as our CEO, and evaluates our CEO’s performance in light of these goals and objectives;

•	Reviews and approves compensation of our named executive officers and certain senior executives who report directly to our CEO;

•	Approves equity awards to all officers, including our CEO;

•
Approves our executive and senior management compensation programs, which include our annual cash incentive plan and our long-term equity-based incentive plan, and approves the corporate performance objectives in such plans each year;

•	Reviews and monitors development and succession plans for our executive officers;

•	Approves employment conditions, change of control, severance and termination arrangements with our executive officers;

•	Evaluates competitive compensation levels for Directors, including our Chairman of the Board, and makes recommendations for director compensation to the full Board for approval;

•	Evaluates the risks associated with our compensation philosophy and all compensation programs, including those of our named executive officers;

•	Makes recommendations to the Board with respect to major modifications to our benefit programs including our 401(k) and defined benefit plans;

•	Selects and engages independent compensation consultants, legal counsel, and other committee advisors;

•	Reviews and discusses with management our CD&A and, based on such review and discussion, recommends to the Board that CD&A be included in our Annual Report on Form 10-K and proxy statement; and

•	Produces the MD&C Committee’s report on executive officer compensation as required by the SEC and the ARRA.
The MD&C Committee has not delegated any of its authority, as described above, to other persons. During 2010, the MD&C Committee completed the following key initiatives:
•	Approved the peer group used for executive compensation plan analysis;

•	Approved design changes to our annual cash incentive plan and our long-term equity-based incentive plan;

•	Approved the 2010 financial performance goals used in the annual cash incentive plan and the long-term equity-based incentive plan;

•	With the assistance of our senior risk officer, reviewed named executive officer compensation, all of our incentives plans and all other employee compensation plans for unnecessary and excessive risk;

•	Approved new stock ownership requirements for our executive officers and Directors; and

•	Approved the 2011 engagement of McLagan (formerly Amalfi Consulting LLC) as our outside compensation consultant.
Role of Executive Officers in Compensation Decisions
Our Chairman and our CEO annually review the performance of our executive vice presidents, which includes our named executive officers, other than Mr. Humphrey whose performance is reviewed by the MD&C Committee. The conclusions reached and recommendations made with respect to salary adjustments and annual cash incentive amounts, based on these reviews, are presented to the MD&C Committee. The MD&C Committee has final discretion over all compensation decisions regarding our CEO and each of our executive vice presidents. Decisions regarding the non-equity compensation of our non-executive senior officers, which includes our senior vice presidents, are made by our CEO. Our named executive officers, including our CEO, are not present when the MD&C Committee votes on compensation matters.

Role of Compensation Consultant
Pursuant to its charter, the MD&C Committee has the sole and direct authority to retain, at our expense, legal counsel, advisors, and compensation consultants and to approve the fees and retention terms of such consultants and advisors. In December 2009, the MD&C Committee retained Amalfi Consulting, LLC, an independent compensation consulting firm focused exclusively on providing compensation services to banks throughout the country, including TARP recipient banks. In December 2010, Amalfi Consulting joined McLagan, an AonHewitt Company. McLagan reports directly to the Chair of the MD&C Committee. McLagan has no personal or business relationship with any member of the MD&C Committee. McLagan is retained solely by the MD&C Committee and provides no other services to us.
During 2010, the MD&C Committee requested McLagan to provide it with the following assistance:
•	Establish a new peer group based on parameters determined by the MD&C Committee;

•	Analyze competitive market data specific to executive compensation considering base pay, annual cash incentive awards and long-term equity-based incentive awards;

•	Advise the MD&C Committee with respect to TARP requirements and regulatory guidance on incentive compensation practices with respect to our executive compensation program;

•	Review plan designs of our annual cash incentive plan and the long-term equity-based incentive plan; and

•	Review our Director compensation plan.
McLagan met with the MD&C Committee to review its findings relative to its compensation study of market compensation practices. The study evaluated the competitiveness of our compensation plan relative to market with respect to base salary, cash incentives and long term incentive opportunities for our executive officers. While McLagan provides reports and recommendations to the MD&C Committee regarding our executive compensation programs, the MD&C Committee is solely responsible for determining the form of compensation, the final amount, and the level of performance targets used in our executive compensation plans.
While the core incentive plans were preserved, the MD&C Committee approved design changes to our annual cash incentive plan and long-term equity-based incentive plan that reflect industry best practices and the requirements imposed upon us by our participation in TARP and the Federal Reserve’s guidance on incentive compensation practices.
The MD&C Committee concluded that our executive compensation program is meeting our objectives and is competitive within the newly established peer group, reinforces a pay-for-performance philosophy, and will allow us to attract and retain key executives, while complying with regulatory requirements. Other than revisions to the incentive plans, no additional changes to our executive compensation program were approved.
Use of Peer Group Compensation Data
To attract and retain qualified executives, we seek to offer a total compensation package competitive with a peer group of similar companies. For compensation benchmark purposes, we believe that external comparisons should be made against a peer group of comparable institutions whose executives manage similarly-sized balance sheets and constituencies. In addition, we believe that our peer group should fairly represent the market for executive talent and should include institutions that share in the business and market challenges we face. Accordingly, the MD&C Committee retained McLagan to create a new peer group for 2010 based on the following criteria:
•	United States publicly traded financial institutions;

•	Headquartered in the northeast states of Connecticut, Massachusetts, Maine, New Hampshire, New Jersey, upstate New York, Ohio, western Pennsylvania, Rhode Island and Vermont; and

•	$1.0 billion to $5.5 billion in assets.
The following peer group was approved by the MD&C Committee as appropriate for the compensation analysis of our named executive officers. The peer group included banks headquartered in the northeastern U.S. that ranged from $1.0 billion to $5.5 billion in assets with a median of $2.0 billion in assets and remained unchanged from fiscal year 2010. Nine of the twenty-one peer banks have participated in the TARP program. A list of banks in the peer group follows.

Alliance Financial Corporation	Citizens & Northern Corporation	Merchants Bancshares, Inc.
Arrow Financial Corporation	Community Bank System, Inc.	NBT Bancorp Inc.
Bancorp Rhode Island, Inc.	Enterprise Bancorp, Inc.	Peoples Bancorp Inc.
Camco Financial Corporation	First Bancorp, Inc.	S&T Bancorp, Inc.
Camden National Corporation	First National Community Bancorp, Inc.	Sun Bancorp, Inc.
Canandaigua National Corporation	Independent Bank Corp.	Tompkins Financial Corporation
Century Bancorp, Inc.	Lakeland Bancorp, Inc.	Washington Trust Bancorp, Inc.

The following table details our performance relative to the median of the peer group during 2010.

		Financial
		Institutions, Inc.
Measure	Peer Median	Rank(1)
Asset Size	$2.0 Billion	51%
Return on Equity	9.13%	63%
Return on Assets	0.83%	59%
Net Interest Margin	3.7%	87%
Efficiency Ratio	61.2%	56%
Non-Performing Assets/Total Assets	1.41%	88%
Earnings Per Share Growth	11.7%	95%

(1)	Rank represents relative standing within the peer group (e.g., 5% is low and 95% is high)
Elements of Executive Compensation
Overview
A mix of compensation components has been designed to reward achievement of our annual performance goals and motivate long-term performance of our named executive officers through a combination of cash and equity incentive awards. Our executive compensation program consists of three primary elements:
•	Base Salary;

•	Performance-based Annual Cash Incentive Awards; and

•	Performance-based Long-Term Equity Incentive Awards.
Rationale for Providing Each Primary Element of Executive Compensation

Pay Element	What the Pay Element Rewards	Objectives of the Pay Element
Base Salary	Individual ongoing performance and overall contribution to us.	Attract and retain talented executives. Recognizes experience level required, scope and complexity of position and market value of the position.

Annual Cash Incentive Plan	Achievement of our performance targets and measurable individual/department annual performance goals.	Focuses attention on meeting our annual performance targets and near-term success and recognizes individual contributions. Mandatory deferral of a portion of the executives’ awards ensures our performance is sustained.

Long-Term Incentive Plan	Achieving performance targets that maximize shareholder value. Retention during the vesting periods.	Focuses attention on longer-term success and provides a strong alignment between shareholders and executive officers.

Base Salary
It is the MD&C Committee’s philosophy to compensate our named executive officers competitively, taking into account compensation paid for similar positions by financial institutions within our peer group. Base salary should compensate our named executive officers in a manner that encourages individual performance consistent with our expectations and those of our shareholders. Base salary is determined annually based on the scope and performance of the named executive officer’s responsibilities and the experience, skills and knowledge required for the position.
Generally, the MD&C Committee believes that executive officer base salaries should be targeted near the median levels within the peer group. The MD&C Committee also recognizes that, in some circumstances, it may be necessary to provide compensation at above-market levels. These circumstances include the need to retain or attract key individuals, reward outstanding performance, or to recognize roles that were larger in scope or accountability than comparable market positions. The median base salary of our peer group by position and the 2010 base salary for our named executive officers can be found in the following table.

	Median Peer
	Group Base	Actual 2010
	Salary	Base Salary
Position	($000)	($000)
President and Chief Executive Officer	365.5	406.1
Chief Financial Officer	197.0	180.0
Senior Retail Lending Administrator	194.2	200.0
Retail Banking Executive/Regional President	245.2	226.6
Commercial Banking Executive/Regional President	201.2	205.6
Chief Risk Officer	172.4	198.2
When considering base salary increases for each of our named executive officers, the MD&C Committee considers our financial performance and the named executive officer’s leadership effectiveness in achieving the strategic and financial performance goals for the executive’s area of operational responsibility. The MD&C Committee reviews peer group data with respect to base salaries for executives in similar positions and approves merit increases and salary range adjustments that may be required to bring our named executive officer’s base salary to the median levels within our peer group. Base salary increases are a reflection of individual performance and the salary of each of our named executive officers compared to the salary of similarly situated executives in our peer group.
Each of our named executive officers received an increase in their 2010 base salary. The MD&C Committee increased base salaries to reward the achievement of 2009 individual performance goals and to reflect cost of living adjustments. Mr. Krebs received a larger 2010 base salary increase to bring his base salary more in line with the median base salary of chief financial officers within our peer group. The table below shows the base salary increases for each of our named executive officers in 2010.
For 2010, we significantly exceeded each of our performance measures. Mr. Humphrey’s success in building a strong leadership team capable of leading such significant improvements in our profitability and overall financial performance was noted by the MD&C Committee. The extraordinary contributions our executive officers made to the achievement of these results were also noted by the MD&C Committee. Based on the exceptional individual performance of each of our named executive officers during 2010, the MD&C approved increases to base salaries as shown in the following table, effective January 1, 2011, as compared to 2010.

	2010		2011
	Salary		Salary
	Increase	Base Salary	Increase	Base Salary
Executive Name	(%)	($)	(%)	($)
Peter G. Humphrey	2.00	406,132	3.50	420,347
Karl F. Krebs	5.90	180,000	15.39	207,710
Richard J. Harrison	2.10	200,000	11.34	222,670
John J. Witkowski	1.70	226,644	6.59	241,580
Martin K. Birmingham	2.30	205,641	8.16	222,424
George D. Hagi	2.80	198,221	9.19	216,441

Incentive Compensation Plans
Our executive incentive compensation is based on a pay-for-performance philosophy, which emphasizes performance targets that correlate with our financial performance. We believe that as an executive’s level of responsibility increases, a greater portion of their compensation should be at risk and linked to both quantitative and qualitative expectations, including key operational and strategic goals. This provides additional upside potential and downside risk for our named executive officers, recognizing that these executives have greater influence on our performance.
Our incentive plans are designed to reward and retain high performers and drive both our annual and long-term financial success. The plans encourage teamwork and create an environment where executives are rewarded if we achieve or exceed pre-determined performance criteria.
Annual Cash Incentive Plan
Our annual incentive plan is a performance-based cash plan designed to reward eligible employees, including our named executive officers, who do not participate in a direct sales incentive plan. The primary objective of the annual incentive plan is to provide a cash payment based upon attainment of specified goals and objectives that align the interests of our named executive officers with our interest in obtaining superior financial results. Based on its review of our annual cash incentive plan, McLagan proposed revisions which were based on market data from our peer group and regulatory requirements. After consideration of McLagan’s proposals, the MD&C Committee approved the following revisions to our annual cash incentive plan for 2010:
•	EPS was retained as a corporate measure and two additional corporate measures, non-performing assets/total assets and efficiency ratio, were added;

•
To promote prudent and sound behavior consistent with our long-term objectives, a long-term component was added to our annual cash incentive plan, which requires 30% of the award to be deferred for two years for selected participants;

•
The weighting of financial performance and individual goals for our named executive officers, other than our CEO, was revised from 100% financial performance goals to 75% financial performance and 25% individual goals; and

•	Inclusion of threshold goals that must be attained before any annual cash incentive plan awards can be made to our named executive officers.
As a TARP recipient, we are subject to the executive compensation restrictions of the ARRA. The ARRA prohibits us from making our annual incentive awards to our named executive officers in the form of cash. Instead, annual incentive awards must be made in the form of ARRA-compliant restricted stock. During 2010, our annual incentive awards to our named executive officers were made in the form of ARRA-compliant restricted stock in lieu of cash.
Structure of 2010 Awards
This table outlines the basic approved framework used to determine the 2010 annual cash incentive plan awards for our named executive officers.

				Performance
	Incentive as a % of Salary			Goal Weighting
Position	Threshold	Target	Max	Financial	Individual
President and Chief Executive Officer	25%	50%	80%	100%	—
Other Named Executive Officers	20%	40%	60%	75%	25%
2010 Performance Goals & Triggers
No named executive officer will receive an annual cash incentive plan award unless we have achieved a CAMEL rating that equals or exceeds the target CAMEL rating determined by the MD&C Committee at the beginning of the year. A CAMEL rating is a composite rating assigned to a bank by the Uniform Financial Institutions Rating System. The CAMEL rating is based on performance in six areas: the adequacy of capital, the quality of assets, the capability of management, the quality and level of earnings, the adequacy of liquidity, and sensitivity to market risk. We are prohibited by applicable banking regulations from publicly disclosing our CAMEL rating. The MD&C Committee anticipates that our named executive officers will routinely meet or exceed the target CAMEL rating.
In addition, our named executive officers, whose performance is evaluated by our Chairman and Chief Executive Officer at their discretion (except for our CEO, whose performance is evaluated by the MD&C Committee), must receive a minimum performance evaluation rating of satisfactory or better to be eligible for any payout. The MD&C Committee anticipates that our named executive officers will routinely achieve a satisfactory or better performance evaluation. For 2010, we satisfied the CAMEL threshold and each of our named executives received a performance rating of satisfactory or better, therefore, all of our named executive officers were eligible to receive annual cash incentive plan awards.

Our Chief Executive Officer’s annual cash incentive plan award and 75% of our other named executive officers’ annual cash incentive plan awards were determined based on the achievement of certain Company financial performance goals. For 2010, these measures of financial performance were earnings per share, non-performing assets/total assets and our efficiency ratio. The MD&C Committee selected these measures because they most accurately reflect our financial performance and each measure can be effectively tracked and communicated to all participants. The MD&C Committee met with our Chief Executive Officer and our Chief Financial Officer to review our approved budget and financial projections for 2010. Target performance was determined to be our operating budget for 2010. Threshold performance was determined to be the minimum level of performance the MD&C Committee deemed acceptable to warrant an incentive award and was established as set forth in the table below. The maximum level of performance was determined to be the absolute maximum performance for which annual incentives would be awarded and was established as set forth in the table below.
The following table summarizes the specific financial performance goals and trigger requirements of our annual cash incentive plan for 2010.

	Weighting
Financial	within
Performance Goals	Category	Threshold	Target	Max	Triggers
Earnings Per Share	60%	$0.99	$1.10	$1.375	Each corporate goal has a threshold
					level of performance that must be achieved
					before awards are paid for such measure.
Non-Performing Assets/Total Assets	20%	0.75%	0.50%	0.45%
Efficiency Ratio(1)	20%	64.5%	63.0%	61.5%

(1)
Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and non-interest income before net gains and impairment charges on investment securities, and proceeds from company-owned life insurance included in income.

The individual performance goals and their respective weighting by category of our named executive officers’ annual cash incentive plan, other than our Chief Executive Officer, vary by individual and may include achievement of our confidential retail and commercial sales goals, financial results, risk management, and credit administration.
No individually based incentive awards are paid unless the following two conditions are first met:
1.	We achieve 80% of our annual earnings per share goal; and

2.	Each participant achieves 70% of their individual goals.
The MD&C Committee believes that the individual performance goals are challenging and will require the concerted efforts of each of our named executive officers to achieve.
The table below shows the 2010 financial and individual performance annual cash incentive awards, at target, of our named executive officers.

	Annual Cash Incentive Targets
	Financial	Individual	Total
Executive Name	($)	($)	($)
Peter G. Humphrey	203,066	n/a	203,066
Karl F. Krebs	54,000	18,000	72,000
Richard J. Harrison	60,000	20,000	80,000
John J. Witkowski	67,994	22,664	90,658
Martin K. Birmingham	61,692	20,564	82,256
George D. Hagi	59,466	19,822	79,288
For 2010, we reported earnings per share of $1.61 per common share, 0.40% non-performing assets/total assets and an efficiency ratio of 60.36%. As a result, our named executive officers exceeded the maximum for each financial performance measure.
After reviewing our 2010 financial performance and the attainment of individual performance goals established for our named executive officers, other than our Chief Executive Officer whose incentive is based entirely on our financial performance, the MD&C Committee approved the annual cash incentive plan awards. As a TARP recipient, limitations have been placed on our ability to pay cash incentives to our five most highly compensated employees, which includes our named executive officers. Therefore, to remain in compliance with TARP, the MD&C Committee elected to pay the annual cash incentives to the named executive officers in the form of restricted stock. The MD&C Committee believes the use of restricted stock focuses the executives on our longer-term performance and is consistent with awards used in our long term incentive plan.

Until we have repaid our TARP obligation, grants of restricted stock to our five most-highly compensated employees, all of whom are named executive officers, may not exceed one-third of their total compensation for the current year. Therefore, the MD&C Committee approved the value of the named executive officers’ annual cash incentive awards, paid in restricted stock, in amounts that met the one-third limitation imposed by the ARRA, after considering all other restricted stock granted in 2010. The number of shares of restricted stock granted to each named executive officer was determined by dividing the value of their annual incentive award by the closing price of our common stock on February 16, 2011. Since the one-third limitation required a significant reduction in the amount of restricted stock granted to our named executive officers, the MD&C Committee concluded that no deferral of the annual incentive award was required in 2010. The restricted stock awards were granted under our 2009 Management Stock Incentive Plan. To comply with the provisions of the ARRA, we obtained clawback agreements from each of our named executive officers.
The restricted stock awards vest on February 16, 2013, subject to the named executive officers’ continued employment and subject to accelerated vesting upon the death or disability of the participant. Unvested restricted stock awards are not entitled to receive dividends. Additionally, as long as we remain a TARP recipient, the restricted stock awards may be transferred only in 25% increments at the time of our repayment of 25%, 50%, 75%, and 100%, respectively, of the financial assistance we received under TARP, or as may be required to satisfy tax obligations incurred in connection with the vesting of the restricted shares.
The table below shows the 2010 annual cash incentive award that was earned by each of our named executive officers, based on December 31, 2010 financial and individual results, and the value of the annual cash incentives awarded in the form of restricted stock after the one-third limitation imposed by the ARRA.

			Total
			Annual			Equivalent
			Incentive	Reduction	Adjusted	Restricted
			Earned (in	to Annual	Annual	Stock
			Accordance	Incentive	Incentive	Awards
	Financial	Individual	with Plan)	Award(1)	Award	Granted(2)
Executive Name	($)	($)	($)	($)	($)	(#)
Peter G. Humphrey	324,096	n/a	324,096	241,517	82,579	4,283
Karl F. Krebs	81,000	26,190	107,190	89,471	17,719	919
Richard J. Harrison	90,000	30,000	120,000	89,851	30,149	1,563
John J. Witkowski	101,990	29,917	131,907	95,030	36,877	1,912
Martin K. Birmingham	92,538	27,145	119,683	87,604	32,079	1,663
George D. Hagi	89,199	28,246	117,445	90,116	27,329	1,417

(1)	Due to one-third limitation imposed by the ARRA.

(2)
The number of shares of restricted stock granted to each named executive officer was determined by dividing the value of their adjusted annual incentive award by the closing price of our common stock on the date of grant (February 16, 2011).

Restricted stock awards made to each of our named executive officers pursuant to the annual cash incentive award for 2010 are shown in the Grants of Plan-Based Awards Table.
Long-Term Equity-Based Incentive Plan
Long-term equity-based incentive awards are a key component of our executive compensation plan. We are committed to rewarding key executives if we achieve or exceed annual financial performance criteria through the use of a performance-based equity incentive plan awards. This plan is designed to retain our named executive officers, align our named executive officers’ financial interests with the interests of our shareholders, and to drive our long-term financial success. 2010 awards were paid in the form of ARRA-compliant restricted stock. No stock options were granted in 2010 as we are currently prohibited under the ARRA from utilizing stock options as a component of our long-term equity incentive compensation.
Based on its review of our long-term equity incentive compensation plan, McLagan suggested revisions which were based on market data within our peer group and regulatory requirements. After consideration of McLagan’s proposals, the MD&C Committee approved the following revisions to our long-term equity incentive compensation plan for 2010:
•	Retain the general group of eligible participants; however, tier executives based on different levels of potential awards;

•	Express potential award opportunity levels as ranges for each participant tier group, rather than a fixed percentage;

•
Replace net charge-offs with non-performing assets/total assets as a performance measure, which will align the goals in the long-term equity incentive plan with those in the annual cash incentive plan; and

•	Set the minimum performance requirement at 90% of the target level and allow for awards for incremental performance between 100% and 125% of the target goal.
The approved long-term equity incentive compensation plan includes our named executive officers, executive management and select senior vice presidents. The MD&C Committee approves plan participants each year, and the basic plan design must be approved by the MD&C Committee on an annual basis.

Structure of 2010 Awards
The long-term equity incentive plan awards are based entirely on the financial performance goals utilized under our annual cash incentive plan as described above. The table below outlines the basic framework approved for the 2010 long-term equity incentive compensation plan awards for our named executive officers. The MD&C Committee uses the same process to determine threshold, target and maximum levels in the long-term incentive plan as it uses in determining the annual cash incentive plan awards previously described in the “Annual Cash Incentive Plan” section above. The threshold, target and maximum awards for our named executive officers are shown as ranges because the MD&C Committee has the discretion to adjust each of the measures based on our stock price.

Incentive as a % of Salary
Position	Threshold	Target	Max
President and Chief Executive Officer	10 - 25%	20 - 30%	25 - 38%
Other Named Executive Officers	7.5 - 12.5%	15 - 25%	19 - 32%
Restricted stock is granted annually at the beginning of each year at the maximum performance level for each participant. After our year-end financial results are determined, the portion of the shares eligible to vest based on the achievement of our established financial performance goals are not forfeited. Once the performance conditions are satisfied, the award vests in equal installments over a two year period.
2010 Performance Goals & Triggers
Consistent with our Annual Incentive Plan, no named executive officer will receive an annual long-term equity incentive compensation plan award unless we have achieved a CAMEL rating that equals or exceeds the target CAMEL rating determined by the MD&C Committee at the beginning of the year. In addition, each named executive officer must receive a performance review rating of satisfactory or better to be eligible for any payout. For 2010, we satisfied the CAMEL rating threshold and each of our named executive officers received a performance rating of satisfactory or better. Therefore, all of our named executive officers were eligible to receive a long-term equity-based incentive award.
The following table summarizes the specific performance goals and trigger requirements of our long-term incentive plan awards for 2010 and the actual results for 2010.

	Weighting					Result as	Restricted
	within				2010	a % of	Stock
Performance Goals	Category	Threshold	Target	Max	Results	Target	Awarded
Earnings Per Share	60%	$0.99	$1.10	$1.375	$1.61	146.4%	100%
Non-Performing Assets/Total Assets	20%	0.75%	0.50%	0.45%	0.40%	125.0%	100%
Efficiency Ratio(1)	20%	64.5%	63.0%	61.5%	60.36%	104.4%	100%

(1)
Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and non-interest income before net gains and impairment charges on investment securities, and proceeds from company-owned life insurance included in income.

Each of our 2010 financial performance targets were surpassed. As a result, stock awards were made as shown in the table below.

		Maximum	Actual
	Target Award	Award	Award
Executive Name	(#)	(#)	(#)
Peter G. Humphrey	7,729	9,661	9,661
Karl F. Krebs	2,790	3,488	3,488
Richard J. Harrison	3,100	3,875	3,875
John J. Witkowski	3,514	4,392	4,392
Martin K. Birmingham	3,188	3,985	3,985
George D. Hagi	3,073	3,841	3,841
Restricted stock awards made to our named executive officers in 2010 are shown in the Grants of Plan-Based Awards Table.
While we remain a TARP recipient, these restricted stock awards cannot vest until January 2013, subject to the named executive officers’ continued employment and subject to accelerated vesting upon the death or disability of the participant. Unvested restricted stock awards are not entitled to receive dividends. Additionally, as long as we are a TARP recipient, the restricted stock awards may be transferred only in 25% increments at the time of our repayment of 25%, 50%, 75%, and 100%, respectively, of the financial assistance we received under TARP, or as may be required to satisfy tax obligations incurred in connection with the vesting of the restricted shares.

2010 One-Time Restricted Stock Awards
On February 23, 2010, the MD&C Committee approved a special, one-time restricted stock award of 2,500 shares to each of our named executive officers. The restricted stock awards were granted under our 2009 Management Stock Incentive Plan. These restricted stock awards will vest on February 23, 2014, unless the named executive officer was age 62 or older on the date of grant, in which case they will vest on February 23, 2012. The unvested restricted stock is not entitled to receive dividends. As long as we are a TARP recipient, the restricted stock awards may be transferred only in 25% increments at the time of our repayment of 25%, 50%, 75%, and 100%, respectively, of the financial assistance we received under TARP, or as may be required to satisfy tax obligations incurred in connection with the vesting of the restricted shares.
The MD&C Committee elected to make these one-time restricted stock awards in 2010 as a method to help retain our named executive officers, while aligning their interests with those of our shareholders in our long-term success.
Stock Ownership Requirements
Our stock ownership requirements align the interests of our executive officers and directors with the interests of our shareholders and further promote our commitment to sound corporate governance.
The MD&C Committee proposed revisions to our stock ownership requirements, which were approved at the meeting of our Board of Directors held on October 27, 2010. Shares that count toward satisfaction of the stock ownership requirements include: shares owned outright by such person or his or her immediate family members residing in the same household, 401(k) funds invested in shares of the Company’s stock, shares acquired upon stock option exercises, shares held in trust for the benefit of such person and shares of unvested restricted stock.
Executive officer and director stock ownership guidelines have been adopted as follows:

Position	Required Ownership
President and CEO	2x annual base salary
Executive Officers	1x annual base salary
Non-employee Directors	Shares in an amount equal to $100,000
All covered executive officers and directors are required to achieve their stock ownership requirement within five years (current named executive officers have until October 31, 2015 to meet this requirement) and must retain at least 75% of shares issued through the Company’s Management and Directors’ Stock Incentive Plans until the threshold holding requirement is met. Once achieved, ownership of the required amount must be maintained for as long as the individual holds an executive officer position or serves as a director.
Clawback Provision
In January 2011, we approved a clawback provision which has been incorporated into all of our incentive compensation plan documents and award agreements. The provision states that if the MD&C Committee determines that a covered individual received a payment, bonus, override, retention award, or incentive compensation award that was based on materially inaccurate criteria used in determining or setting such compensation, then the amount that was paid as a result of such materially inaccurate criteria shall be repaid by the employee.
Due to the our participation in TARP, we are required to establish specified standards for incentive compensation to employees eligible for such incentive compensation and to make changes to our compensation arrangements. To comply with these requirements, affected employees must agree that any bonus and incentive compensation paid to them during a TARP covered period is subject to recovery or clawback by us if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.
2010 “Say-on-Pay” Proxy Vote
At our Annual Shareholders Meeting held May 6, 2010, an overwhelming number of our shareholders approved the advisory, non-binding shareholder vote regarding the compensation of our named executive officers. The MD&C Committee believes this vote supported its decisions with respect to the design of the executive compensation plan for our named executive officers as well as the potential compensation levels provided in each compensation component. The MD&C Committee will continue to reinforce its pay for performance philosophy using various elements of executive compensation subject to the restrictions of the ARRA. Providing a competitive executive compensation plan that aligns executive and shareholder interests will remain the MD&C Committee’s primary objective. Below are the results of our advisory, non-binding shareholder vote regarding the compensation of our named executive officers.

For	Against	Abstain
8,878,917	629,823	116,275

401(k) Retirement Savings Plan
We maintain a 401(k) Retirement Savings Plan, which we refer to as the 401(k) Plan, which is available to all eligible employees. We match 100% of employee deferrals up to 3%, plus 50% of deferral amounts in excess of 3% but not more than 6%. Participants may authorize up to 25% of their account balance to be invested in our common stock under the 401(k) Plan. In addition, the 401(k) Plan provides for catch-up contributions for eligible employees. We do not match catch-up contributions. Each of our named executive officers participates in the 401(k) Plan. Our matching contributions to our named executive officers are included in other compensation in the Summary Compensation Table.
Other Benefits
Eligible employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental, vision coverage, disability and life insurance. Eligible employees, including our named executive officers, may participate in a Health Savings Account plan which became effective January 1, 2011.
Perquisites and other Personal Benefits
We provide our named executive officers with limited perquisites that we and the MD&C Committee believe are reasonable and consistent with our overall compensation program, and allow our named executive officers to more effectively discharge their responsibilities to us. Each of our named executive officers is provided use of a company owned vehicle. We have fifty-three retail and commercial banking offices located in a 10,000 square mile footprint throughout western and central New York. We believe the regular presence of our named executive officers in the markets we serve is best accomplished by providing them with the use of a company owned vehicle. We also reimburse our named executive officers for membership costs for various clubs and organizations. We and the MD&C Committee believe such memberships provide opportunities for business development activities and demonstrate our philosophy of community involvement in the markets in which we do business. The dollar value of the use of a company owned vehicle and membership reimbursements for each of our named executive officers are included in other compensation in the Summary Compensation Table.
Pension Plan
We maintain a Defined Benefit Pension Plan in which each of our named executive officers participates. The plan was closed to new participants as of December 31, 2006. Because Mr. Krebs had previously worked for us, his prior years’ service allowed him to participate in the plan effective with his re-hire date. For additional information refer to the Pension Benefits Table.
Tax and Accounting Implications
The financial reporting and income tax consequences of individual compensation elements are important considerations for the MD&C Committee when analyzing the overall level of executive compensation and the individual components of executive compensation. Overall, the MD&C Committee seeks to balance its objective of ensuring an effective compensation package for our named executive officers with the need to maximize the immediate deductibility of compensation, while ensuring an appropriate (and transparent) impact on reported earnings and other closely followed financial measures.
Our executive compensation program has historically been structured to allow us to comply with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code generally provides that we may not deduct compensation that is paid to certain individuals each year of more than $1,000,000 per individual. As a result of our participation in the TARP Capital Purchase Program, however, for as long as the Treasury holds our preferred stock, the Section 162(m) compensation deduction limit is reduced to $500,000 annually and the exception for qualified performance based compensation will not be available to us. Currently, the MD&C Committee does not intend to limit compensation to certain covered executives to the $500,000 deduction limit, although we will not be able to claim a deduction for such excess payments. The MD&C Committee believes that amounts paid in excess of $500,000, including amounts attributable to stock compensation, and the cost of the lost tax deduction, are justifiable in order for us to effectively motivate, retain, and remain competitive with peer financial institutions
Under Financial Accounting Standards Board Accounting Codification Standards Topic 718 we are required to recognize compensation expense on our income statement over the requisite service period or performance period based on the grant date fair value of stock options and restricted stock.

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT
The MD&C Committee of the Company’s Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the MD&C Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this Proxy Statement.
The MD&C Committee certifies that:
1)
It has reviewed with the Senior Risk Officer the Senior Executive Officers (“SEO”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEO’s to take unnecessary and excessive risks that threaten the value of the Company;

2)	It has reviewed with the Senior Risk Officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

3)
It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

At its February 23, 2010 meeting, the Senior Risk Officer provided the MD&C Committee an evaluation of the Annual Incentive Plan and Long-Term Incentive Plan designs proposed by the compensation consulting firm, McLagan. The evaluation outlined the fundamental aspects of the proposed plans and highlighted the risk management process and risk mitigation practices that maintained the Company’s risk profile within acceptable limits to ensure that management was not incented to take excessive risk positions.
Based on the structure of the Company’s Annual Incentive Plan and the Long-Term Incentive Plan, the triggers that drive the awards, the business planning and budgeting processes, the risk management processes that ensure accurate reporting of actual results, and the risk mitigating features that ensure management operates within established risk tolerance guidelines, it was determined that neither of the plans, as proposed, lead to excessive risk taking pursuant to TARP guidelines and industry standards. Additionally, the plans, as proposed, lead to long term value creation for the Company and were in compliance with TARP requirements and regulatory guidance on incentive compensation practices.
On August 30, 2010, the Senior Risk Officer presented a review of all employee compensation plans to the MD&C Committee. The Annual Incentive Plan and Long-Term Incentive Plan, which were reviewed at the February 23, 2010 meeting, were again determined not to encourage unnecessary and excessive risk. A review of the remaining employee compensation plans revealed that the Company employs fifteen distinct incentive/commission plans that consist of incentives, recognition, referral and commission payments. A review of each of the plans included a list of eligible employees covered under each of the plans, a description of each plan, the frequency of pay under the plan, a risk assessment of each of the plans, and 2010 year to date payouts.
Based on the structure of the Company’s employee compensation plans, it was determined that the Senior Executive Officer and employee compensation plans do not lead to excessive risk taking pursuant to TARP guidelines and industry standards and do promote long term value creation for the Company.
THE MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE
Susan R. Holliday, Chair
Samuel M. Gullo
Erland E. Kailbourne
Robert N. Latella

SUMMARY COMPENSATION TABLE
The following table contains information concerning the compensation earned by our named executive officers in the fiscal years ended December 31, 2010, 2009, and 2008.

					Change in
				Stock	Pension	All Other
		Salary	Bonus	Awards	Value	Compensation	Total
Name & Principal Position	Year	($)(2)	($)	($)(3)	($)(4)	($)(5)	($)
Peter G. Humphrey	2010	406,132	—	355,959	179,930	73,037	1,015,058
President & Chief Executive Officer	2009	413,483	—	79,260	138,264	72,912	703,919
of the Company and the Bank	2008	398,169	—	115,320	159,816	74,183	747,488

Karl F. Krebs(1)	2010	180,000	—	77,245	28,212	26,671	312,128
EVP & Chief Financial Officer	2009	40,539	—	19,996	9,316	13,084	82,935
of the Company and the Bank

Richard J. Harrison	2010	200,000	—	138,384	60,414	28,045	426,843
EVP & Senior Retail Lending Administrator of the Bank

John J. Witkowski	2010	226,644	—	152,421	24,100	23,592	426,757
EVP & Retail Banking Executive/	2009	231,089	—	66,050	15,734	25,176	338,049
Regional President of the Bank	2008	218,484	27,857	96,100	16,899	24,010	383,350

George D. Hagi	2010	198,221	—	155,073	35,247	20,169	408,710
EVP & Chief Risk Officer	2009	200,237	—	72,655	24,052	20,258	317,202
of the Company and the Bank	2008	192,821	—	105,710	27,198	21,988	347,717

Martin K. Birmingham	2010	205,641	—	140,943	20,654	27,169	394,407
EVP & Commercial Banking Executive/	2009	208,484	—	66,050	12,387	26,053	312,974
Regional President of the Bank	2008	195,732	24,369	96,100	14,085	26,365	356,651

(1)	Mr. Krebs was appointed to his position effective October 1, 2009. Mr. Krebs’ 2009 annualized base salary was $170,000.

(2)	Salaries reflect twenty-seven pay periods in 2009 versus the normal twenty-six pay periods in a calendar year.

(3)
The value of restricted stock awards is based on the market price of Financial Institutions, Inc. stock on the date of grant. The 2010 amount includes awards of restricted stock earned under the annual cash incentive plan for 2009 services, awards under the long-term equity incentive plan for 2009 service and a one-time restricted stock award granted during 2010 as shown in the Grants of Plan-Based Awards Table.

(4)	The value represents the aggregate change in actuarial present value of each named executive officer’s accumulated defined benefit pension.

(5)	Please see the table below for more information on the other compensation paid to our named executive officers in the year ended December 31, 2010.
All Other Compensation. The following table sets forth details of “All Other Compensation”, as presented above in the Summary Compensation Table.

	Use of		401(k)	Split Dollar
	Company	Club	Matching	Insurance
	Vehicle	Memberships	Contribution	Premium	Other	Total
Executive Name	($)	($)	($)	($)	($)(1)	($)
Peter G. Humphrey	1,900	3,150	11,025	50,830	6,132	73,037
Karl F. Krebs	7,701	9,434	8,110	—	1,426	26,671
Richard J. Harrison	4,354	8,177	9,010	—	6,504	28,045
John J. Witkowski	4,077	6,168	10,203	—	3,144	23,592
George D. Hagi	7,059	—	8,901	—	4,209	20,169
Martin K. Birmingham	1,877	13,039	9,259	—	2,994	27,169

(1)
For Mr. Humphrey, represents the taxable portion of his split dollar policy of $2,149; dividends paid on restricted stock of $2,693; and the taxable portion of group term life insurance (“GTL”) of $1,290. For all others, represents dividends paid on restricted stock of $789 for Mr. Krebs; of $2,694 for Messrs. Harrison, Witkowski and Birmingham and of $2,918 for Mr. Hagi; and the taxable portion of GTL for Messrs. Krebs, Harrison, Witkowski, Hagi and Birmingham, in the amounts of $637, $3,810, $450, $1,290 and $300, respectively.

2010 GRANTS OF PLAN-BASED AWARDS
The following table sets forth certain information with respect to options and restricted stock granted during the fiscal year ended December 31, 2010 to each of the named executive officers.

					All other
					stock awards:	Grant date
		Estimated future payouts under equity incentive			Number of	fair value of
		plan awards(1)(2)			shares of	stock and
	Grant	Threshold			stock or units	option awards
Executive Name	Date	(#)	Target (#)	Maximum (#)	(#)	($)(3)
Peter G. Humphrey	01/13/10	—	17,807	—	—	199,082
	02/23/10	—	—	—	2,500	32,250
	02/23/10	3,864	7,729	9,661	—	124,627

Karl F. Krebs	02/23/10	—	—	—	2,500	32,250
	02/23/10	1,395	2,790	3,488	—	44,995

Richard J. Harrison	01/13/10	—	5,022	—	—	56,146
	02/23/10	—	—	—	2,500	32,250
	02/23/10	1,550	3,100	3,875	—	49,988

John J. Witkowski	01/13/10	—	5,681	—	—	63,514
	02/23/10	—	—	—	2,500	32,250
	02/23/10	1,757	3,514	4,392	—	56,657

George D. Hagi	01/13/10	—	6,554	—	—	73,274
	02/23/10	—	—	—	2,500	32,250
	02/23/10	1,536	3,073	3,841	—	49,549

Martin K. Birmingham	01/13/10	—	5,124	—	—	57,286
	02/23/10	—	—	—	2,500	32,250
	02/23/10	1,594	3,188	3,985	—	51,407

(1)
These columns show the potential number of shares to be paid out for our named executive officers under our annual cash incentive plan and long-term equity incentive plan at threshold, target or maximum performance. The measures and potential payouts are described in more detail in the CD&A under the caption “Annual Cash Incentive Plan” and “Long-Term Equity-Based Incentive Plan”.

(2)	Due to the restriction of TARP, our annual cash incentive plan granted on 1/13/10 was paid in the form of ARRA-compliant restricted stock.

(3)
This column includes the full grant date fair value of stock awards for each of the years reported. The amounts reported in this column have been calculated in accordance with FASB ASC 718. For equity awards that are subject to performance conditions, the value reported is based upon the probable outcome of such conditions, excluding the effect of estimated forfeitures.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010
The following table includes certain information with respect to the value of all unexercised options and non-vested restricted stock awards granted under the 1999 and 2009 Management Stock Incentive Plans.

	Option awards					Stock awards
											Equity
											incentive
									Equity		plan
									incentive		awards:
									plan		market or
									awards:		payout
								Market	number of		value of
	Number of	Number of				Number of		value of	unearned		unearned
	securities	securities				shares or		shares or	shares, units		shares, units
	underlying	underlying				units of		units of	or other		or other
	unexercised	unexercised		Option		stock that		stock that	rights that		rights that
	options	options		Exercise	Option	have not		have not	have not		have not
	Exercisable	Unexercisable		price	Expiration	vested		vested	vested		vested
Executive Name	(#)	(#)		($)	date	(#)		($)	(#)		($)
Peter G. Humphrey	14,083	—		23.80	02/04/14	2,500	(2)	47,425	34,044	(3)	645,815
	16,659	—		21.05	02/23/15
	8,500	—		19.75	07/26/16
	6,375	2,125	(1)	19.41	07/25/17

Karl F. Krebs	—	—		—	—	2,500	(2)	47,425	5,460	(4)	103,576

Richard J. Harrison	1,345	—		23.80	02/04/14	2,500	(2)	47,425	14,377	(5)	272,732
	1,773	—		21.05	02/23/15
	1,650	—		19.75	07/26/16
	1,125	375	(1)	19.41	07/25/17

John J. Witkowski	7,450	—		17.80	09/07/15	2,500	(2)	47,425	15,553	(6)	295,040
	1,650	—		19.75	07/26/16
	1,125	375	(1)	19.41	07/25/17

George D. Hagi	6,047	—		19.59	01/18/16	2,500	(2)	47,425	16,423	(7)	311,544
	1,650	—		19.75	07/26/16
	1,125	375	(1)	19.41	07/25/17

Martin K. Birmingham	4,596	—		20.39	03/16/15	2,500	(2)	47,425	14,589	(8)	276,753
	1,650	—		19.75	07/26/16
	1,125	375	(1)	19.41	07/25/17

(1)	Options vest on July 25, 2011.

(2)	Restricted stock awards vest on February 23, 2014.

(3)
600 awards vest on January 16, 2011; 5,976 awards vest in approximately equal parts on January 14, 2011 and January 14, 2012; 17,807 awards vest on January 13, 2012; and, subject to achievement of performance criteria 9,661 awards vest in equal parts on February 23, 2012 and February 23, 2013.

(4)	1,972 awards vest on October 1, 2011 and, subject to achievement of performance criteria 3,488 awards vest in equal parts on February 23, 2012 and February 23, 2013.

(5)
500 awards vest on January 16, 2011; 4,980 awards vest in approximately equal parts on January 14, 2011 and January 14, 2012; 5,022 awards vest on January 13, 2012; and, subject to achievement of performance criteria 3,875 awards vest in equal parts on February 23, 2012 and February 23, 2013.

(6)
500 awards vest on January 16, 2011; 4,980 awards vest in approximately equal parts on January 14, 2011 and January 14, 2012; 5,681 awards vest on January 13, 2012; and, subject to achievement of performance criteria 4,392 awards vest in equal parts on February 23, 2012 and February 23, 2013.

(7)
550 awards vest on January 16, 2011; 5,478 awards vest in approximately equal parts on January 14, 2011 and January 14, 2012; 6,554 awards vest on January 13, 2012; and, subject to achievement of performance criteria 3,841 awards vest in equal parts on February 23, 2012 and February 23, 2013.

(8)
500 awards vest on January 16, 2011; 4,980 awards vest in approximately equal parts on January 14, 2011 and January 14, 2012; 5,124 awards vest on January 13, 2012; and, subject to achievement of performance criteria 3,985 awards vest in equal parts on February 23, 2012 and February 23, 2013.

STOCK VESTED FOR 2010
Shares of restricted stock held by our named executive officers that vested in 2010 are shown in the table below. No stock options were exercised by our named executive officers in 2010.

	Number of
	Shares	Value
	Acquired on	Realized on
	Vesting	Vesting(1)
Executive Name	(#)	($)
Peter G. Humphrey	4,800	85,938
Karl F. Krebs	—	—
Richard J. Harrison	2,000	33,975
John J. Witkowski	2,000	33,975
George D. Hagi	2,050	34,550
Martin K. Birmingham	2,000	33,975

(1)	The amounts shown are calculated based on the closing market price of our common stock on the date of vesting, multiplied by the number of vested shares.
PENSION BENEFITS
The following Pension Benefits table provides information regarding the present value of the accumulated benefit and years of credited service for our named executive officers under the New York Bankers Retirement System Volume Submitter Plan as adopted by Financial Institutions, Inc. (the “New York Bankers Retirement Plan”). The present value of accumulated benefits was determined using the same assumptions used for financial reporting purposes under generally accepted accounting principles for 2010.

		Number of	Present
		Years	Value of
		Credited	Accumulated	Payments
		Service	Benefit(1)	During 2010
Executive Name	Plan Name	(#)	($)	($)
Peter G. Humphrey	New York Bankers Retirement Plan	31.417	1,044,980	—
Karl F. Krebs	New York Bankers Retirement Plan	2.250	37,528	—
Richard J. Harrison	New York Bankers Retirement Plan	6.417	202,600	—
John J. Witkowski	New York Bankers Retirement Plan	4.333	66,121	—
George D. Hagi	New York Bankers Retirement Plan	3.917	97,230	—
Martin K. Birmingham	New York Bankers Retirement Plan	4.750	56,923	—

(1)
The Present Value of Accumulated Benefits was determined using the same assumptions used for financial reporting purposes under GAAP. For a discussion of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefits, refer to Note 16 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010 with the SEC.

We maintain a defined benefit pension plan in which each of our named executive officers participates. The plan was closed to new participants as of December 31, 2006. Because Mr. Krebs had previously worked for us, his prior years’ service allowed him to participate in the plan effective with his re-hire date.
Material Terms and Conditions:
Benefits under the defined benefit pension plan are based on years of service and the named executive officer’s highest average compensation during five consecutive years of employment. Compensation used to determine benefits is all wages, tips, and other compensation as reported on the named executive officer’s form W-2. Normal retirement age for named executive officers who first participated in our plan prior to January 1, 2004 is age 62 with ten years of vesting service, as defined in the plan. Normal retirement age is age 65 for any named executive officer who first participated in the plan on or after January 1, 2004. The normal retirement benefit is an annual pension benefit commencing on the named executive officer’s normal retirement date payable in the normal benefit form in an amount equal to:
Basic Benefit
For Benefit Service accrued prior to January 1, 2004:
•	1.75 % of average annual compensation multiplied by creditable service accrued prior to January 1, 2004 up to 35 years; plus
For Benefit Service accrued on or after January 1, 2004:
•
1.50% of average annual compensation, multiplied by creditable service accrued on or after January 1, 2004 provided that such service shall not exceed the difference between (i) 35 and (ii) the participant’s years of benefit earned prior to January 1, 2004; plus

•	1.25% of average annual compensation multiplied by creditable service in excess of 35 years up to 5 years; minus
Offset Benefit
•	0.49% of final average compensation, up to covered compensation, multiplied by creditable service up to 35 years.
The normal benefit form is payable as a single life pension with sixty payments guaranteed. There are a number of optional forms of benefit available to participants, all of which are adjusted actuarially.
Named executive officers participating in the plan are eligible for early retirement upon attaining age 55. Early retirement benefits are determined as described below.
Benefits for named executive officers who first participated in the plan prior to January 1, 2004 and who are 100% vested as of December 31, 2003, and who remain in our employment until they reach the age of 55 are reduced 3% for the basic benefit and 6% for the offset benefit. Benefits for named executive officers who first participated in the plan prior to January 1, 2004 and who were not 100% vested as of December 31, 2003, and who do not remain in our employment until they reach the age of 55, are reduced 3% for the basic benefit and 6% for the offset benefit for the accrued benefit attributable to service earned as of December 31, 2003, and for service earned on or after January 1, 2004 the accrued benefit is determined as of the early retirement date, reduced by 1/180 for each of the first sixty months and by 1/360 for each of the next sixty months that the early retirement date precedes the normal retirement date.
Named executive officers who first participate in the plan on or after January 1, 2004 shall have their accrued benefit determined as of the early retirement date, reduced by 1/180 for each of the first sixty months and by 1/360 for each of the next sixty months that the early retirement date precedes the normal retirement date.
Mr. Hagi and Mr. Humphrey are eligible for early retirement

CHANGE IN CONTROL AGREEMENTS
We have entered into change of control agreements with Messrs. Humphrey, Witkowski, Hagi, and Birmingham. The change of control agreements are designed to promote stability and continuity of our senior management. Under the agreements, a change of control is defined as occurring when (1) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (“Act”) (other than us or a subsidiary of ours) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Act) of our securities possessing twenty percent (20%) or more of the voting power for the election of our directors; (2) there is consummated (i) any consolidation, share exchange or merger of us in which we are not the continuing or surviving corporation or pursuant to which any shares or our common stock are to be converted into cash, securities or other property, provided that the transaction is not with a corporation which was a subsidiary of ours immediately before the transaction; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of our assets; or (3) “approved directors” constitute less than a majority of the entire Board of Directors, with “approved directors” defined to mean the members of our Board of Directors as of the date of the agreement and any subsequently elected members who are nominated or approved by at least three quarters of the approved directors on the Board prior to such election. If a change of control, as defined in the agreement occurs during the executive officer’s employment, and if within the twelve-month period following such change of control, either we terminate the executive officer, other than for cause, or the executive officer terminates his employment for good reason, meaning (1) there has been a material diminution, compared to those existing as of the date the change of control occurs, in the executive officer’s responsibilities, duties, title, reporting responsibilities within the business organization, status, role, authority or aggregate compensation which is not restored within 15 days after written notice is provided to us by the executive officer; or (2) removal of the executive officer from his current position, other than (i) elevation to a higher ranking executive officer position with us or (ii) with the written consent of the executive officer; or (3) relocation of the executive officer’s principal place of employment by more than 75 miles from its location immediately prior to the change of control other than with the written consent of the executive officer, the executive officer will be entitled to benefits as provided in the agreement. Each change of control agreement includes covenants by the executive not to solicit employees of ours and not to compete during the term of the agreement and during any period for which the executive is entitled to receive compensation and six months thereafter, and not to disclose or use confidential information of the company.
The following summary sets forth potential cash payments and benefits in the event that a named executive officer’s employment terminates as a result of an involuntary termination or the executive terminates his employment because of good reason at any time within twelve months after a change of control:
1.	All stock options and restricted stock held by the named executive officer will become fully vested and exercisable;

2.	Medical and dental benefits will continue for a period not to exceed 18 months;

3.
Monthly cash payments equal to 1/12th the sum of the base salary amount for the most recent calendar year ending before the date on which the change of control occurred plus the average of the annual incentive compensation earned by the Executive for the two most recent calendar years ending before the date on which the change of control occurred will be made;

4.
Mr. Humphrey is entitled to receive these cash payments over a thirty-six month period; Mr. Hagi is entitled to receive cash payments for twenty-four months; and Messrs. Witkowski and Birmingham are entitled to receive cash payments for twelve months.

We participated in the U.S. Treasury’s CPP. As a result, we are prohibited from making any “golden parachute” payments to our named executive officers and certain other employees during the period the Treasury holds any of our securities issued under the CPP. Our named executive officers have agreed to executive compensation waivers and agreements which specify the limitations on their compensation arrangements required by the CPP.
Potential Payments Following a Change in Control
Based on the terms of the Change in Control agreement, a share price of $18.97 as of December 31, 2010, and the number of options and restricted stock held by each of the named executive officers that were unearned and unvested as of December 31, 2010, the estimated values of cash payments and acceleration of stock options and restricted stock grants held by each named executive officer in the event of a change in control (assuming we were not subject to the CPP “golden parachute” restrictions described above) are as follows:

		Salary plus	Stock	Restricted	Medical &	Gross
	Continuation	Incentives	Options	Stock	Dental	Value
Executive Name	Period	($)	($)	($)	($)	($)
Peter G. Humphrey	36 months	1,539,075	—	693,240	14,961	2,247,276
John J. Witkowski	12 months	262,846	—	342,465	9,974	615,285
George D. Hagi	24 months	473,746	—	358,969	14,961	847,676
Martin K. Birmingham	12 months	237,129	—	324,178	9,974	571,281

PROPOSAL 2 — ADVISORY APPROVAL OF EXECUTIVE OFFICER COMPENSATION
Background and Description of the Proposal
On December 23, 2008, the Treasury invested approximately $38 million in our preferred stock and warrants as a result of our participation in the CPP under TARP. Subsequent to that investment, the ARRA was enacted. ARRA required, among other things, that each financial institution that sold securities under TARP, including us, provide a non-binding shareholder vote to approve the compensation of such financial institution’s executive officers at each annual meeting of shareholders during the period in which a TARP investment is outstanding.
Accordingly, as a TARP participant, we are presenting the following advisory, non-binding proposal, commonly known as a “say-on-pay” proposal, which gives our shareholders the opportunity to endorse or not endorse the compensation earned by our executive officers in 2010 by voting for or against the following resolution:
“RESOLVED, that the shareholders of Financial Institutions, Inc. approve the 2010 compensation of the Company’s executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related disclosures in the Company’s proxy statement for its 2011 Annual Meeting of Shareholders.”
Reasons in Support of a Vote “FOR” the Proposal
In fiscal 2010, we experienced significant improvements in our profitability and financial performance despite the challenging economic and regulatory environment. The performance of our named executive officers contributed greatly to this strong performance. Please refer to the Executive Summary heading of the Compensation Discussion and Analysis section of this Proxy Statement for additional information on our 2010 performance, including our strong stock price growth, earnings per share growth and improvements in efficiency and leverage. Our Management Development and Compensation Committee considered these performance factors and approved 2010 compensation decisions for our named executive officers reflecting the Company’s strong performance in fiscal 2010.
In addition, following a comprehensive review of our executive compensation program during fiscal 2010, including a comprehensive study conducted by our Management Development and Compensation Committee’s compensation consultant, we made several important changes to our executive compensation program. These changes are detailed the Role of Compensation Consultant heading of the Compensation Discussion and Analysis section of this Proxy Statement, and were implemented to reinforce our pay-for-performance philosophy and to reflect industry “best practices” within the limitations imposed upon us by our participation in TARP. As always, our Management Development and Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.
Vote Required and Effect of Approval
Approval of this proposal requires that the number of votes cast in favor of the proposal exceed the number of votes cast against it. The results of the vote on this resolution will not be binding on our board of directors, will not overrule any decisions the board has made and will not create any duty for the board to take any action in response to the outcome of the vote. However, our Management Development and Compensation Committee may, in its sole discretion, take into account the outcome of the vote in analyzing and evaluating future compensation opportunities.
The Board of Directors recommends that the shareholders approve the executive officer compensation resolution and, accordingly, recommends a vote FOR this proposal.

DIRECTOR COMPENSATION
We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that Directors expend in fulfilling their duties to us, as well as the skill levels required of members of the Board. Directors are subject to a minimum stock ownership requirement. Under the new stock ownership requirements, approved by the Board of Directors on October 27, 2010, each director is required to own shares of our common stock with a value of $100,000, based on the trailing 365-day average closing common stock price, within five years after joining the Board. The following table sets forth certain information regarding 2010 total director compensation.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards(2)(3)(4)	Compensation(5)	Total
Director Name	($)	($)	($)	($)
Karl V. Anderson, Jr.	32,166	20,444	160	52,770
John E. Benjamin	73,724	47,936	160	121,820
Thomas P. Connolly(1)	8,300	—	80	8,380
Barton P. Dambra	30,966	20,444	160	51,570
Samuel M. Gullo	32,916	13,964	80	46,960
Susan R. Holliday	38,416	20,444	160	59,020
Erland E. Kailbourne	37,666	20,444	160	58,270
Robert N. Latella	37,616	13,964	80	51,660
James L. Robinson	40,921	22,939	160	64,020
James H. Wyckoff	26,916	20,444	160	47,520

(1)
Mr. Connolly did not stand for re-election due to his retirement from the Board effective with the Annual Shareholders meeting on May 6, 2010. Consequently, Mr. Connolly did not receive an annual retainer or restricted stock awards for 2010.

(2)
The amount shown for each Director includes $12,960, representing the aggregate grant date fair value, calculated in accordance with FASB ASC 718, of the 800 shares of restricted stock granted under the 2009 Directors Stock Incentive Plan.

(3)
The amount shown for each Director includes the portion of their annual retainer paid in common stock. For 2010, the number of shares was determined by dividing the applicable portion of their annual retainer by the closing price of the Company’s common stock on the date of grant, which was $16.20. For 2010 these amounts were $34,976 and $9,979 for Messrs. Benjamin and Robinson, respectively, and $7,484 for each of the other Directors.

(4)
With the exception of Mr. Connolly, who had no unvested restricted stock awards as of December 31, 2010, each of the Directors had 400 shares of unvested restricted stock awards as of December 31, 2010.

(5)	Includes dividends on unvested restricted stock treated as compensation for directors who did not elect the IRS 83-b treatment of their restricted stock grants.

Compensation Paid to Board Members
For the fiscal year ended December 31, 2010, members of the Board who were not employees of ours received annual cash retainers for serving on our Board of Directors and for serving on the Board of our wholly-owned subsidiary, Five Star Bank, as shown in the tables which follow. Half of the retainer is paid in shares of our common stock on the date of our annual organizational meeting and half is paid in cash six months thereafter. Directors may elect to receive cash instead of stock. Board service fees are specified in the table which follows. The meetings of our Board and the Board of Five Star Bank are normally scheduled on the same day therefore only one meeting fee is paid. In the event that such meetings are held on different days, fees are paid in accordance with the schedule for our Board meetings. Directors are paid two-thirds of the normal Board or Committee fee when the applicable meetings are scheduled as teleconference meetings. Board members are reimbursed for reasonable travel expenses to attend meetings.
Set forth below is the fee schedule for non-executive director.

	Company	Five Star Bank
Annual Retainer Fees
Chair	$40,000	$30,000
Vice Chair(1)	30,000	15,000
Director	10,000	5,000

Committee Chair:
Audit	15,000
Management Development and Compensation	10,000
Executive, Nominating and Governance	10,000
Risk Oversight Committee	10,000

Board Meeting Fees
Chair	3,000
Vice Chair	1,500
Director	1,200

Committee Fees
Chair	1,550
Member	750

(1)	Effective May 6, 2010, Vice Chairman John E. Benjamin was named Chairman of the Board. The Board Vice Chairman position is currently not filled.
Non-Qualified Stock Options and Restricted Stock
Under the terms of the 2009 Director Stock Incentive Plan, which we refer to as the Plan, for 2010 each of our Directors was granted 400 shares of restricted stock and each Director serving as a Director of Five Star Bank was granted 400 additional shares of restricted stock at a price of $16.20 on the date of grant. These grants were made at the Board’s 2010 annual organizational meeting. The restricted stock agreement entered into with each of the Directors provides that fifty percent (50%) of the shares shall vest immediately upon the date of the grant, and if the Director remains in continuous service as our director until the first anniversary of the date of grant, the remaining fifty percent (50%) of the shares will vest. If the Director ceases to serve as our director the shares vest, the shares will be immediately forfeited, subject to the terms of the Plan. Directors will be entitled to receive any dividends paid with respect to the unvested shares of restricted stock. No non-qualified stock options were granted to Directors in 2010.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Peter G. Humphrey, our President and Chief Executive Officer, and a member of our Board of Directors, James H. Wyckoff, are first cousins.
We last approved a Related Party Transaction Policy in 2010 that provides for the oversight of related party transactions by our Chief Risk Officer. Pursuant to such policy, our Chief Risk Officer is notified whenever a potential related party transaction is being contemplated. Our Chief Risk Officer refers any potential transactions, with appropriate supporting detail, to the Audit Committee of our Board of Directors. The Audit Committee determines whether the transaction is a related party transaction as such term is defined under Item 404(a) of Regulation S-K. If the Audit Committee determines that the potential transaction would be a related party transaction, then the Audit Committee determines whether to approve or decline the proposed transaction. The Audit Committee has not established a written policy regarding the factors it considers in deciding whether to approve a potential related party transaction. Instead, the Audit Committee considers all factors that it considers appropriate and then decides whether to approve the transaction using its business judgment.
During 2010, neither the Company nor any of our subsidiaries was a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer, or related interests had or will have a direct or indirect material interest other than:
•	Compensation arrangements described within this document; and

•	The transactions described below.
Our directors, executive officers and many of our substantial shareholders and their affiliates are also our customers. On December 31, 2010, the aggregate principal amount of loans to our directors, executive officers, 5% or greater shareholders and their affiliates was $609,215 certain of which were in excess of $120,000. Loans made by Five Star Bank to officers, directors, 5% or greater shareholders or their affiliates were made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as comparable transactions with other customers and did not involve more than the normal risk of collectability or present other unfavorable features.
Loans to directors, executive officers and substantial shareholders are subject to limitations contained in the Federal Reserve Act, which requires that such loans satisfy certain criteria. We expect to have such transactions or transactions on a similar basis with our directors, executive officers, substantial shareholders and their affiliates in the future.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table shows, as of March 7, 2011, the beneficial ownership of shares of Financial Institutions, Inc. common stock by (a) each stockholder known to the Company to beneficially own more than 5% of Financial Institutions, Inc. common stock, (b) all present directors, continuing and nominees, (c) the six named executive officers, and (d) all present directors and executive officers of the Company as a group. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of common stock or the individual has the right to acquire the shares of common stock within 60 days of March 7, 2011.

			Number of shares
			included in previous
			column which the
			individual or group
			has/have the right to	Percent of
	Number of shares		acquire within 60 days	outstanding
Name	beneficially owned		of March 7, 2011	common stock(1)
Canandaigua National Bank & Trust Co. (held in various trust / fiduciary capacities)	993,643	(2)	—	9.05%
BlackRock, Inc.	818,473	(3)	—	7.46%
Dimensional Fund Advisors LP	555,951	(4)	—	5.06%
JPMorgan Chase and Co., Gail C. Humphrey and David G. Humphrey, as co-trustees	549,360	(5)	—	5.00%
Directors(6):
Karl V. Anderson, Jr.	11,063		6,133	*
John E. Benjamin	18,263		10,133	*
Barton P. Dambra	23,920	(7)	11,133	*
Samuel M. Gullo	19,136		11,133	*
Susan R. Holliday	19,887		9,333	*
Peter G. Humphrey	405,152	(8)	45,617	3.69%
Erland E. Kailbourne	32,457		5,700	*
Robert N. Latella	12,473		6,481	*
James L. Robinson	12,035		3,933	*
James H. Wyckoff	424,340	(9)	10,533	3.86%
Named Executive Officers(10):
Richard J. Harrison	35,993		5,893	*
Karl F. Krebs	11,579		—	*
John J. Witkowski	36,266		10,225	*
George D. Hagi	34,604		8,822	*
Martin K. Birmingham	31,703		7,371	*
Directors and executive officers as a group (19 persons)	1,172,762		169,523	10.68%

*	Denotes less than 1%

(1)	Calculated based on Rule 13d-3(d)(i) using the number of outstanding shares of common stock as of March 7, 2011.

(2)
Share and percentage information obtained from NASDAQ Global Market Ownership holder position reported as of December 31, 2010 in Form 13F filings. The address of Canandaigua National Bank & Trust Co. is 1150 Pittsford-Victor Road, Pittsford, New York 14534.

(3)
Based on information set forth in Amendment number 1 to Schedule 13G filed with the SEC on February 4, 2011 by BlackRock, Inc. reporting sole power to vote or direct the vote and to dispose or direct the disposition of 818,473 shares of Financial Institutions, Inc. common stock. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(4)
Based on information set forth in a Schedule 13G filed with the SEC on February 11, 2011 by Dimensional Fund Advisors LP reporting sole power to vote or direct the vote of 549,673 shares of Financial Institutions, Inc. common stock and sole power to dispose or direct the disposition of 555,951 shares of Financial Institutions, Inc. common stock. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of our shares held by the Funds. However, all shares beneficially owned are owned by the Funds. The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)
Share and percentage information obtained from NASDAQ Global Market Ownership holder position reported as of December 31, 2010 in Form 13F filings. The address of JPMorgan Chase and Co. is 1 Chase Square, Rochester, New York 14643.

(6)
Except as set forth in the footnotes below, each person has sole investment and voting power with respect to the common stock beneficially owned by such person. Includes only those stock options that are exercisable or become exercisable within 60 days of March 1, 2011.

(7)	Includes 1,000 shares held by Mr. Dambra’s spouse.

(8)
Includes 10,000 shares held by trusts over which, Mr. Humphrey, as trustee, exercises voting and dispositive powers, 20,400 shares owned by Mr. Humphrey’s spouse, and 54,600 shares held in trust for Mr. Humphrey’s son.

(9)	Includes 66,995 shares held by Mr. Wyckoff’s spouse.

(10)	In addition to Mr. Humphrey, who also serves as a director.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers and persons who own more than 10% of a registered class of FII’s equity securities to file with the U.S. Securities and Exchange Commission reports of transactions in and ownership of Financial Institutions, Inc. common stock. Officers, Directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports and representations that no other reports are required, all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2010 except that John J. Witkowski filed one late Form 4 report with respect to one transaction.
SOLICITATION COSTS
The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, some of our officers and employees may, without extra compensation, solicit proxies personally or by telephone or electronic communications and the Company will request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to beneficial owners and will reimburse their expenses.
SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING
Proposals Submitted for Inclusion in Our Proxy Materials
We will include in our proxy materials for the 2012 annual meeting of shareholders any shareholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2012 annual meeting of shareholders, we must receive shareholder proposals submitted for inclusion in our proxy materials no later than December 3, 2011. We will not include in our proxy materials shareholder proposals received after this date. Shareholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Financial Institutions, Inc., 220 Liberty Street, Warsaw, New York 14569, Attention: Corporate Secretary.
Proposals Not Submitted for Inclusion in Our Proxy Materials
Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as described above, may be brought before the 2012 annual meeting of shareholders if we receive such proposals no later than 60 days and not more than 90 days prior to the scheduled date of the 2012 annual meeting of shareholders. Thus, assuming the 2012 annual meeting of shareholders is held on May 4, 2012, we must receive shareholder proposals that are not submitted for inclusion in our proxy materials no later than March 5, 2012 but not prior to February 4, 2012. We will not permit shareholder proposals that do not comply with the foregoing notice requirement to be brought before the 2012 annual meeting of shareholders. Shareholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Financial Institutions, Inc., 220 Liberty Street, Warsaw, New York 14569, Attention: Corporate Secretary.
NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW
On August 31, 2010 the Company renewed its policies of management and professional liability primary insurance and excess directors’ and officers’ liability insurance, each for a one-year term, at a total cost of $176,366 in premiums including broker of record commissions. The primary liability policy is carried with OneBeacon Midwest Insurance Company and the excess policy is carried with Federal Insurance Company. Both policies cover all directors and officers of Financial Institutions, Inc. and its subsidiaries. A special Board sub-committee was formed consisting of Mr. Anderson and Mr. Latella who reviewed the insurance renewal proposal terms and coverage.

OTHER MATTERS
The FII Board of Directors knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.
SHAREHOLDERS MAY RECEIVE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE ON REQUEST TO THE CORPORATE SECRETARY, FINANCIAL INSTITUTIONS, INC., 220 LIBERTY STREET, WARSAW, NEW YORK 14569. SHAREHOLDERS MAY ALSO VIEW THE ANNUAL REPORT ON FORM 10-K AT OUR WEBSITE (www.fiiwarsaw.com).
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 4, 2011
As required by rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our annual report to shareholders available to you on the Internet. The proxy statement and annual report to security holders are available at www.fiiwarsaw.com.

0	■
FINANCIAL INSTITUTIONS, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 4, 2011
The undersigned hereby appoints Peter G. Humphrey, Karl F. Krebs and Sonia M. Dumbleton, or any of them, with full powers of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Financial Institutions, Inc. to be held on May 4, 2011 and at any adjournment or adjournments thereof, with all the power which the undersigned would possess if personally present, and to vote as set forth on the reverse all shares of stock which the undersigned may be entitled to vote at said meeting, hereby revoking any earlier proxy for said meeting.
(Continued and to be signed on the other side.)

■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF
FINANCIAL INSTITUTIONS, INC.
May 4, 2011
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and annual report
are available at www.fiiwarsaw.com
Please sign date, and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided.¯

■	20430000000000000000 8	050411

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSALS 1 AND 2.	☒
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Proposal to approve, on an advisory non-binding basis, the compensation of Financial, Institution, Inc.’s named executive officers.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	O O	John E. Benjamin Barton P. Dambra
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O	Susan R. Holliday Peter G. Humphrey		3.	In their discretion, the proxies are authorized to vote upon such other business, if any, as may properly come before the meeting.

☐	FOR ALL EXCEPT (See Instructions below)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AS SET FORTH IN THE PROXY STATEMENT AND FOR EACH OF THE PROPOSALS.

					PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					*** YOUR PROXY VOTE IS IMPORTANT ***
No matter how many shares you own, please sign, date and mail your proxy now, even if you plan to attend the meeting.

					It is important that you vote so that Financial Institutions, Inc. will not have to bear the unnecessary expense of another solicitation of proxies.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

ANNUAL MEETING OF SHAREHOLDERS OF
FINANCIAL INSTITUTIONS, INC.
May 4, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and annual report are available at www.fiiwarsaw.com
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â

■	20430000000000000000 8	050411

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSALS 1 AND 2.	☒
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Proposal to approve, on an advisory non-binding basis, the compensation of Financial Institutions, Inc.’s named executive officers.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	John E. Benjamin Barton P. Dambra
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Susan R. Holliday Peter G. Humphrey		3.	In their discretion, the proxies are authorized to vote upon such other business, if any, as may properly come before the meeting.
☐	FOR ALL EXCEPT (See instructions below)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AS SET FORTH IN THE PROXY STATEMENT AND FOR EACH OF THE PROPOSALS.

					PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					*** YOUR PROXY VOTE IS IMPORTANT ***
No matter how many shares you own, please sign, date and mail your proxy now, even if you plan to attend the meeting.

					It is important that you vote so that Financial Institutions, Inc. will not have to bear the unnecessary expense of another solicitation of proxies.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

0	■
FINANCIAL INSTITUTIONS, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 4, 2011
The undersigned hereby appoints Peter G. Humphrey, Karl F. Krebs and Sonia M. Dumbleton, or any of them, with full powers of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Financial Institutions, Inc. to be held on May 4, 2011 and at any adjournment or adjournments thereof, with all the power which the undersigned would possess if personally present, and to vote as set forth on the reverse all shares of stock which the undersigned may be entitled to vote at said meeting, hereby revoking any earlier proxy for said meeting.
(Continued and to be signed on the other side.)

■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF
FINANCIAL INSTITUTIONS, INC.
May 4, 2011
401-k
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and annual report
are available at www.fiiwarsaw.com
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â
      ■  20430000000000000000 8                                                              050411

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒
1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	John E. Benjamin Barton P. Dambra
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Susan R. Holliday Peter G. Humphrey
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve, on an advisory non-binding basis, the compensation of Financial Institutions, Inc.’s named executive officers.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business, if any, as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AS SET FORTH IN THE PROXY STATEMENT AND FOR EACH OF THE PROPOSALS.

PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

*** YOUR PROXY VOTE IS IMPORTANT ***

No matter how many shares you own, please sign, date and mail your proxy now, even if you plan to attend the meeting.

It is important that you vote so that Financial Institutions, Inc. will not have to bear the unnecessary expense of another solicitation of proxies.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF
FINANCIAL INSTITUTIONS, INC.
May 4, 2011
401-k

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST on May 2, 2011.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and annual report are available at www.fiiwarsaw.com
â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â
      ■  20430000000000000000 8                                                              050411

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒
1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	John E. Benjamin Barton P. Dambra
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Susan R. Holliday Peter G. Humphrey
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve, on an advisory non-binding basis, the compensation of Financial Institutions, Inc.’s named executive officers.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business, if any, as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AS SET FORTH IN THE PROXY STATEMENT AND FOR EACH OF THE PROPOSALS.

PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

*** YOUR PROXY VOTE IS IMPORTANT ***

No matter how many shares you own, please sign, date and mail your proxy now, even if you plan to attend the meeting.

It is important that you vote so that Financial Institutions, Inc. will not have to bear the unnecessary expense of another solicitation of proxies.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.